PURCHASE AND SALE AGREEMENT
                            (EMPORIA & HOISINGTON)
                                   (Fund IV)


      THIS PURCHASE AND SALE AGREEMENT (the "Agreement"), made and entered into as of this 1st day of June, 1997, by and between Midwest Nursing Home Investors, L.L.C., a Georgia limited liability company, (the "Purchaser"), and Consolidated Resources Health Care Fund IV, a Georgia limited partnership (the "Seller").
                             W I T N E S S E T H:
      WHEREAS, Seller has certain right, title and interest in and to real and personal property comprising certain nursing home facilities listed on Exhibit "A" attached hereto (such real property and personal property and the businesses conducted thereon are hereinafter collectively referred to as the "Facilities");
      WHEREAS, Seller wishes to sell all of its right, title and interest in and to such Facilities, including the businesses thereof, to Purchaser and Purchaser wishes to buy all of Seller's right, title and interest in and to such Facilities subject to and upon the terms and conditions herein set forth.
      NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, Seller and Purchaser hereby agree as follows:
SECTION 1.  PURCHASE AND SALE
      Upon the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller all of Seller's right, title and interest in and to the following (the "Facility Assets"):
            (a) All those certain tracts or parcels of real property relating to the Facilities, TOGETHER WITH all and singular appurtenances now or hereafter belonging thereto, said real property being more particularly described in Exhibits "B-1" and "B-2" attached hereto and by reference made a part hereof, and being hereinafter together referred to as the "Land"; TOGETHER WITH all the improvements and appurtenances thereon situated, and all fixtures, furniture, personal property and supplies attached thereto or appurtenant thereto and used in connection therewith, consisting, without limitation, of the Facilities containing licensed patient beds which conform with the licenses granted, all plumbing, heating, lighting and cooking fixtures, air conditioning fixtures and units, ranges, refrigerators, dishwashers, disposals, trash mashers, hot water heaters and equipment, boilers, bathroom and kitchen cabinets, antennae, and to the extent located on the Land, mantels, door mirrors, venetian blinds, shades, drapes, screens, awnings, window boxes, storm doors, ice makers, mail boxes, weather vanes, flagpoles, pumps, shrubbery, outdoor statuary, carpeting, and licenses and permits, TOGETHER WITH all right, title and interest, if any, of Seller in and to any land lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining said Land to the center line thereof, and together with all right, title and interest of Seller in and to any award made or to be made in lieu thereof, and in and to any unpaid award for damage to said Land by reason of change of grade of any street; together with all right, title and interest of Seller in and to any award made or to be made in lieu thereof, together with all right, title and interest of Seller to the use of strips and rights-of-way abutting or adjoining said Land, if any; (said Land, improvements, appurtenances, fixtures and property at the facilities being hereinafter collectively referred to as the "Real Property"); and
            (b) All licenses, permits, equipment, furniture, furnishings, fixtures, inventory, supplies and all other personal property located on the Real Property or used in connection with the businesses of the
      Facilities as going concerns and with the operation of the Facilities located thereon, including without limitation all of those items of personal property set forth and described in Exhibits "C-1" and "C-2" attached hereto (such personal property is hereinafter referred to as the "Tangible Personal Property").
            (c) All accounts receivable to the extent arising from the operation of the Facilities, and all proceeds therefrom (the "Intangible Personal Property") (the Tangible Personal Property and the Intangible Personal Property being hereinafter referred to as the "Personal Property").
SECTION 2.  PURCHASE PRICE AND FINANCING
      2.01. Purchase Price. The total purchase price payable by Purchaser to Seller for the Real Property and Personal Property of the Facilities shall be TWO MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($2,550,000.00) (the "Purchase Price"), subject to adjustment as provided in this Agreement. The Purchase Price shall be paid by Purchaser in cash or by wire transfer of immediately available funds at Closing.
      2.02. Compliance with Section 1060 of the Internal Revenue Code. Seller and Purchaser agree that Exhibits "D-1" and "D-2" in which the parties have allocated the Purchase Price among the assets purchased, has been jointly prepared by the parties hereto. The parties agree that they shall fully comply with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, relating to allocation rules for certain applicable asset acquisitions, and the parties further agree to use Exhibits "D-1" and "D-2" as the basis for completing Form 8594 entitled "Asset Acquisition Statement Under Section 1060," which they shall both file on a timely basis with the Internal Revenue Service.
      2.03. Adjustment for Capital Repairs, Improvements, and Replacements. The gross Purchase Price set forth in Section 2.01 shall be adjusted by debiting Seller and crediting Purchaser the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00), an amount stipulated by Seller and Purchaser to reflect the capital improvements repairs, replacements and reserves needed to place the Facility Assets into the condition required for Purchaser's acquisition. The aforesaid adjustment shall be made and reflected on the closing statement signed by Seller and Purchaser at Closing. SECTION 3. SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS.
      As used herein in this Section and elsewhere in this Agreement the following terms shall have the following meanings:
            "Knowledge of Seller" or "Seller's Knowledge" shall mean the actual knowledge of any executive officer of WelCare Service Corporation-IV, as the managing general partner of Seller, or of any executive officer of Seller's managing agent as of the date a representation or warranty is made.
            "Knowledge of Purchaser" or "Purchaser's Knowledge" shall mean the actual knowledge of Purchaser and the actual knowledge of any member of Purchaser.
            "Material" or "Materially," when used with reference to any claim, obligation, event, omission or other development, shall mean a claim, obligation, event, omission or other development having a value or potential financial impact in excess of $25,000.00 for each separate Facility, provided, however, that the total value of all claims, obligations, events, omissions or other developments deemed not to be Material pursuant to this definition shall not exceed $100,000.00 for each separate Facility. Seller hereby makes the following representations, warranties and covenants to Purchaser, each of which shall be deemed to be Material to the transactions contemplated by this Agreement:
      3.01. Condition of Facilities. To Seller's Knowledge upon Closing each of the Facilities will be in good condition, comparable to, in all Material respects, the condition existing on the date of this Agreement, ordinary wear and tear excepted. Except as may be disclosed in Exhibit "E", to Seller's Knowledge the heating, air conditioning, sewer, plumbing, antennae, and electrical systems in or relating to each of the Facilities are in good working order in all Material respects, the painted walls, window treatments, interior and exterior doors, plumbing, roofs and carpeting of all of the buildings of the Facilities are in good repair in all Material respects and each building of the Facilities is free from damage by termite and insect infestations in all Material respects and the structural supports and members of all buildings are sound and in good repair in all Material respects. There are no latent defects in or to the Facilities or any portions thereof of which Seller has been notified. Upon the request of Purchaser, Seller will provide information in its possession concerning the age of items described above. Seller shall not remove any item of Personal Property from the Facilities prior to the Closing, except for the purpose of repair or replacement or in the ordinary course of business, and any such item or its replacement, as the case may be, shall be included in this transaction. Pursuant to Section 8 of this Agreement, Purchaser has been given the opportunity to inspect the Facilities and the financial condition of each of the Facilities. Seller makes no representations, warranties or covenants concerning any future financial performance of the Facilities and, except as expressly set forth herein, Seller makes no warranties, representations or covenants concerning the physical condition of the Facilities.
      3.02. List of Patients. Attached hereto and made a part hereof as Exhibits "F-1" and "F-2" is a schedule setting forth the name of each patient of each of the Facilities, the status of payment or level of care of each patient, and an accounting of security deposits and patient funds, which accounting is true, complete and correct in all Material respects. The Facilities's accounting of patient funds, which accounting is maintained as a ledger book in the offices of each of the Facilities, is true, correct and complete in all Material respects, subject to routine periods for posting of transactions and is available for inspection by Purchaser in accordance with Section 8 hereof.
      3.03. Financial Statements and Costs Reports. Attached hereto and made a part hereof as Exhibit "G" are copies of the following financial statements of the Facilities: (i) unaudited balance sheets as of the end of each of the Facilities's last two (2) fiscal years and as of March 31, 1997, which, in all Material respects, are true, complete and correct and accurately reflect the financial condition of each of the Facilities at the respective dates on such balance sheets; and (ii) unaudited statements of operations for each of the Facilities' last two (2) fiscal years and year-to-date for the period ended March 31, 1997, which, in all Material respects, are true, complete and correct and accurately reflect its operations during such periods. Seller will provide to Purchaser copies of all cost reports and any audits of cost reports under Medicare and Medicaid, as applicable, for the two (2) years prior to the date hereof for each of the Facilities, the Medicaid rate sheets for the last two (2) years. Seller shall make available to Purchaser upon Purchaser's request any and all unaudited balance sheets and statements of operations provided to them from a comptroller's office and or Medicare intermediary and any internal accounting working papers of the Seller used in preparing the above-referenced balance sheets and statements of operations for each of the Facilities. Except as set forth on Exhibit "H", there have been no Material adverse changes in the financial condition, business or properties of each of the Facilities since their most recent fiscal year end. Seller shall make available to Purchaser upon Purchaser's request all internal accounting working papers prepared during the annual financial reviews of each of the Facilities for the last two (2) fiscal years and the current fiscal year.
      3.04. Agreements, Contracts and Commitments. Attached hereto and made a part hereof as Exhibit "I" is a list prepared by Seller of all contracts and agreements with respect to laundry facilities, food services, equipment, furniture, medical equipment, management, grounds maintenance and other services of each of the Facilities which require more than 60 days notice for cancellation without penalty. Seller shall not renew or extend any such contracts without Purchaser's consent, which shall not be unreasonably withheld; provided, however, that Seller may in the ordinary course of business renew without Purchaser's consent any contract involving an amount which, when combined with amounts payable under all other contracts which are renewed without Purchaser's consent, is not in excess of $5,000 for each of the Facilities. Purchaser shall assume the contracts and agreements listed in Exhibit "I" or shall cause Seller to terminate such contracts and agreements before Closing in accordance with Purchaser's instructions to Seller on or before Closing. Seller shall use its reasonable best efforts to keep all insurance policies or renewals thereof ("Policies") affecting or covering each of the Facilities and its operations in force and effect up to and including the date of the Closing unless the reason for such Policies ceases or such Policies are replaced in the ordinary course of business. Seller shall deliver to Purchaser true and correct copies of all such Policies in Seller's possession.
      3.05. Discharge of Obligations. Except as may be disclosed in Exhibit "J", to Seller's Knowledge, Seller has carried out, performed and complied with all obligations imposed on Seller under any admission agreements, agreements with patients or agreements with others.
      3.06.   Occupancy.   At  the  time  of  this  Agreement,   each  of  the
Facilities has existing valid agreements with the patients occupying each of the Facilities.
      3.07. No Rebates or Allowances. Except as may be disclosed in Exhibit "J", to Seller's Knowledge, none of the patients of the Facilities have been given any concession or consideration for the rental of any patient room, and none of the patients of any of the Facilities are entitled hereafter to any concessions, rebates, and/or allowances of free occupancy for any period after the Closing.
      3.08. Repair Requirements. Except as set forth in Exhibit "E", to Seller's Knowledge, there are no outstanding requirements or recommendations by any person, mortgagee or insurance company, requiring or recommending any repairs or work to be done on any of the Facilities. Purchaser acknowledges receipt of the reports set forth as Exhibit "E". Seller agrees that any deferred maintenance items, set forth on Exhibit "E", are the responsibility of Seller. Pursuant to
Section 2.03 of this Agreement for such deferred maintenance items, Purchaser shall receive at Closing a credit in the amount set forth therein, in lieu of Seller undertaking to perform and warrant such repairs.
      3.09. Litigation. Except as may be disclosed in Exhibit "J", to Seller's Knowledge, there is no litigation or proceeding pending or threatened, other than as normal or customary in the health care industry, which would Materially adversely affect all or any part of any of the Facilities, their assets, property or business, and Seller has no reasonable grounds to know of any basis for any such action.
      3.10. No Condemnation Proceedings. To Seller's Knowledge, there are no pending or threatened condemnation or eminent domain proceedings which would Materially adversely affect all or any part of any of the Facilities.
      3.11. Access Public Improvements. Except as may be disclosed in Exhibit "J", to Seller's Knowledge, all curb cut and street opening permits or licenses required for vehicular access to and from each of the Facilities over presently existing roads and driveways have been obtained and paid for and shall be in full force and effect at the time of Closing. To Seller's Knowledge, no assessments for public improvements have been made against any of the Facilities which remain unpaid, including, without limitation, those for construction of sewer and water lines and mains, streets, sidewalks and curbs. To Seller's Knowledge, there are no public improvements which have been ordered to be made and/or which have not hereto been completed, assessed and paid.
      3.12. No Liens Against Personal Property. Except as may be disclosed in Exhibit "J", all fixtures and articles of Personal Property included in this sale at Closing will be owned by Seller, free and clear of any conditional bills of sale, chattel mortgages, security agreements, financing statements, other security interests, liens or encumbrances of any kind, except for any personal property taxes (ad valorem), which are liens not yet due and payable.
      3.13. Compliance with Facilities Laws. Except as may be disclosed in Exhibit "J", each of the Facilities, including without limitation, the buildings and improvements included thereon, shall be, at the Closing Date, in compliance in all Material respects with all laws, ordinances, codes, regulations and requirements of the states in which each of such Facilities are located and any political subdivision or agency thereof, and the federal government and any political subdivision or agency thereof, concerning and applicable to licensing of nursing care facilities, together with such other laws, ordinances, codes, regulations and requirements concerning and applicable to buildings and each of the Facilities generally, as shown by the licenses previously issued to the Seller, or its predecessor, by the states in which each of such Facilities are located or any other state or federal government or political subdivision or agency thereof. Each of the Facilities is fully licensed by the state in which each such Facility is located and is in good standing as a health care provider under the Medicaid and Medicare (if each such Facility is Medicare certified) programs, as both programs are administered by the federal government and the state in which each such Facility is located. The Medicare and Medicaid cost reports for the last two (2) fiscal years and the current portion of this fiscal year are true and correct in all Material respects except as may be disclosed in Exhibit "J".
      3.14. Leased Property. The Facilities do not lease any personal property, equipment or fixtures used in the businesses conducted at the Facilities by Seller, except as shown in the schedule attached hereto as Exhibit "J".
      3.15. Status of Land; Environmental Standards. Pursuant to Section 8 of this Agreement, Purchaser, or its agents, is entitled to inspect the Facilities and the Land, and to obtain environmental, engineering, title and survey reports with respect to each of the Facilities. Purchaser acknowledges receipt and approval of environmental assessment reports, title insurance commitments, and surveys for each of the Facilities. To Seller's Knowledge, there are no matters Materially affecting Purchaser's proposed ownership and operation of the Facilities as currently used by Seller except as set forth in such reports. Seller has not received notice that any of the Facilities are not in compliance in all Material respects with all federal, state and local laws and ordinances relating to clean air, water, waste disposal, toxic substances and other environmental regulations. Seller has not received notice that any of the Facilities are not in compliance in all Material respects with all laws and ordinances relating to occupational health and safety. To Seller's Knowledge, during the period of Seller's ownership of each of the Facilities, Seller has not caused or permitted any of such Facilities to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances (as hereinafter defined), or other dangerous or toxic substances, or solid waste, except in compliance with all applicable federal, state, and local laws or regulations. To Seller's Knowledge, during the period of Seller's ownership of each of the Facilities, there has been no Release (as hereafter defined) of any Hazardous Substances on or off-site of any of the Facilities. As used herein, (a) "Hazardous Substances" include any pollutants, dangerous substances, toxic substances, hazardous wastes, hazardous materials, or hazardous substances as defined in or pursuant to the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.) as amended, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.
Section 9601, et seq.) as amended, the Clean Water Act (33 U.S.C. Section 1251, et seq.) as amended, or any other federal, state or local environmental law, ordinance, rule or regulation, and (b) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping. Except as may be disclosed by environmental audits of each of the Facilities, to Seller's Knowledge, there has not been incorporated into any of the Facilities and the Facilities do not contain, any asbestos products, urea-formaldehyde, and other known building products which may be harmful or injurious to human health or constitute Hazardous Substances.



      3.16.  Intentionally deleted.
      3.17. No Management Agreements. Except as set forth in Exhibit "J", there will be no management contracts for the Facilities at the time of Closing.
      3.18. Union Agreements and Employee Relations. Except as set forth on a schedule attached to Exhibit "J", Seller is not a party to any union or collective bargaining agreements, nor to the Knowledge of Seller, is there any pending or potential attempt to unionize any of the employees of the Facilities. Except as concerns the unions which are parties to the contracts listed on Exhibit "J" (the "Union Contracts"), to Seller's Knowledge, during the period commencing three (3) years prior to the date hereof, the employees of each of the Facilities have not been the subject of a union election. Seller has provided Purchaser copies of any grievances received by Seller during the twelve month period immediately preceding the date hereof.
      The payroll for the operation of each of the Facilities for the two week periods ending nearest to and prior to May 15, 1997, and June 1, 1997, is attached hereto as Exhibit "K" and by reference made a part hereof. To Seller's Knowledge, prior to the period of Seller's ownership of each of the Facilities, there have been no strikes, lockouts, or other work stoppages, picketing or Material labor disputes (other than the negotiation of existing union contracts, which shall not be deemed to be a labor dispute for purposes of this Agreement) in which any of the Facilities are or were involved, and, to Seller's Knowledge, no event has transpired which has or will have a Material adverse effect on the relationship between Seller and its employees at any of the Facilities, including the possible effect of the transactions contemplated by this Agreement. Exhibit "L" sets forth the name and current annual salary and other compensation or the rate of compensation payable by Seller to each employee at each of the Facilities and the profit-sharing, bonus or other form of extra compensation paid or payable by Seller to or for the benefit of each such person for its current fiscal year. Except as may be disclosed in Exhibit "J", there are no oral or written contracts, agreements or arrangements obligating Seller to increase the compensation or benefits paid or payable to any of its employees now or at any future time.
      3.19. Real Property Taxes. The real estate and personal property tax assessment on each of the Facilities as reflected on the real estate and personal property tax bills for each of the Facilities (the "Tax Bills") for 1996 and the amount of taxes paid and unpaid in connection with the Tax Bills are set forth in Exhibit "M".
      3.20. Utilities. The financial statements included in Exhibit "G" indicate the amounts paid for utilities and repairs and maintenance at each of the Facilities.
      3.21. No Violations of Law. Seller has not received notice from any governmental authority of any violation by or Materially adversely affecting any of the Facilities of any federal or state law or any municipal ordinance or order or requirement of any governmental authority having jurisdiction over any of the Facilities; provided, however, that Seller may have received periodically notices of deficiencies pursuant to regulatory surveys of each of the Facilities which are subject to correction as provided in such notices of such deficiencies. Seller will notify Purchaser of its receipt of any such notices prior to Closing. To Seller's Knowledge, there are no notices, suits or judgments relating to any such violation, including without limitation, fire, zoning, life safety, air or water pollution or health, food or drug code violations with respect to any of the Facilities.
      3.22. Maintenance of Business Operations, Employees and Goodwill. Seller will cooperate with Purchaser to preserve and maintain each of the Facilities' business operations intact, use its reasonable efforts to keep available to Purchaser the services of its present employees at each of the Facilities, with consideration for turnover in the ordinary course of business, and preserve to the extent reasonably possible the goodwill of the Facilities' businesses.
      3.23. Inventories and Trade Payables. Seller currently maintains and shall maintain as of the Closing Date inventories and supplies reasonably sufficient and adequate to satisfy state licensing requirements for the operation of each of the Facilities. All such inventories and supplies shall conform to trade standards for marketable goods, subject to such spoilage, waste and obsolescence as is normal in each of the Facilities' ordinary course of business. At Closing, Seller shall certify that there are no trade payables or other accounts payable incurred in connection with the Facilities including payables for inventory, supplies and other consumer goods in the ordinary course of the Facilities' business, except those incurred on Seller's behalf by Centennial HealthCare Management Corporation ("CHMC") as manager in the ordinary course of operations of the Facilities (a list of such payables shall be attached to a certificate furnished by CHMC at Closing). Any payables incurred by Seller and not by CHMC as Manager of the Facilities, and any payables incurred by or on behalf of Seller which are not the ordinary course of business shall be paid by Seller or from funds payable to Seller at Closing. All other trade payables shall be assumed and paid by Purchaser pursuant to this Agreement.
      3.24. Organization of Seller. Seller is a limited partnership formed and in existence under the laws of the State of Georgia and has the power and authority to own its properties and to carry on its business as and where such business is now conducted.
      3.25. Due Authorizations; No Default. The execution, delivery and performance of this Agreement by the managing general partner of Seller and all other agreements and instruments to be executed by Seller in connection herewith or pursuant hereto and the consummation of the sale contemplated hereby have been duly authorized by all requisite corporate action on the part of the managing general partner of Seller. When this Agreement is executed and delivered by the managing general partner of Seller on behalf of Seller, it shall constitute the legal, valid and binding obligation of Seller. The transfer of Seller's right, title and interest in and to each of the Facilities to Purchaser will not violate in any Material respect any provision of Seller's Amended and Restated Agreement of Limited Partnership or any laws governing Seller. Except as may be disclosed in Exhibit "J", the execution, delivery or performance of this Agreement, or the consummation of the transactions contemplated hereby, or compliance with any of the terms or conditions hereof, will not result in the breach in any Material respect by Seller of any of the terms, conditions or provisions of any agreements or instruments to which it is a party, or to which it or its property is bound, or constitute a default in any Material respect under such agreements or instruments.
      3.26. Consents. Except as set forth in Exhibit "J" and for the agencies and departments of the states in which the Facilities are located necessary to issue licenses to operate each of the Facilities and authorize Medicare and Medicaid reimbursements, there are no persons whose consent is necessary in order for Seller to consummate the transactions contemplated by this Agreement, including, without limitation, any such persons who are:
            (a)   the parties to any  agreements  to which the Seller is
      a party or by which it is bound; and
            (b)   any federal,  state or local governmental  authorities
      or  regulatory   agencies  having  jurisdiction  over  the  Seller
      (except  to  the  extent  any  licensing   and   Medicare/Medicaid
      reimbursement approval for each of the Facilities is necessary).
      3.27. Notice as to Material Changes. The Seller will promptly advise Purchaser in writing of the occurrence of any Material events which come to the Knowledge of Seller after the date of this Agreement and prior to Closing relating to any of those matters which are the subject of the covenants, representations and warranties of the Seller contained herein.
      3.28. Accuracy of Information. No representations, warranties or covenants by Seller, the officers or directors of its general partner, nor any statement, list or certificate furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any Materially untrue statement of fact or omits or will omit to state a Material fact necessary to make the statements contained therein not Materially misleading in light of the circumstances under which they were made.
      3.29.  Survival  of  Representations,   Warranties  and  Covenants.  The
warranties, representations and covenants of the Seller contained in this Agreement shall be true and correct as of the Closing Date in all Material respects, and such representations, warranties and covenants shall survive the Closing and the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13.
SECTION 4.  PURCHASER'S REPRESENTATIONS, WARRANTIES AND
              COVENANTS.

      Purchaser makes the following representations, warranties and covenants to Seller, each of which shall be deemed to be Material to the transactions contemplated by this Agreement.
      4.01. Organization of Purchaser. Purchaser is a limited liability company formed and existing under the laws of the State of Georgia and is, or will be at Closing, qualified to do business in the states in which the Facilities are located.
      4.02.  Due  Authorization  and  Authority.  The  execution,  delivery  and performance  of this  Agreement  by  Purchaser  and  all  other  agreements  and instruments to be executed by Purchaser in connection herewith or pursuant hereto and the consummation of the purchase contemplated hereby have been duly authorized by all requisite entity action. The performance of this Agreement by Purchaser will not conflict with or result in the Material breach of Purchaser's Articles of Organization or Operating Agreement, as same may now or hereafter be amended, or any contract or commitment to which Purchaser is a party or by which it is bound or any law, statute, ordinance, regulation or decree of any governmental, regulatory or judicial body or entity. When this Agreement is executed and delivered by the members of Purchaser on behalf of Purchaser, it shall constitute the legal, valid and binding obligation of Purchaser.
      4.03. Litigation. To Purchaser's Knowledge, there is no litigation proceeding pending, or threatened, against Purchaser in any court or before any arbitration or governmental agency, domestic or foreign, which would Materially adversely affect Purchaser's ability to perform its obligations under this Agreement.
      4.04. No Default. Neither the execution or delivery of this Agreement or any agreements required hereby to be executed by Purchaser nor the performance of Purchaser in compliance with their terms shall:
            (a) Materially conflict with or result in a breach or constitute or result in a default under:
                  (i)   any   of   the   terms,    conditions   or
            provisions of Purchaser's Operating Agreement;
                     (ii)     any  judgment,   order,  injunction,
            statute, decree,  regulation or ruling of any court or
            governmental authority,  domestic or foreign, to which
            Purchaser is subject; and
                    (iii)     any agreement,  contract, or legally
            binding commitment to which Purchaser is a party.
            (b)   give  to  any  person   any  rights  of   termination,
      cancellation   or   acceleration,   in  or  with  respect  to  any
      agreements,  contracts,  indentures or legally binding commitments by which Purchaser is bound; or
            (c) result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance upon any of the  property or assets of  Purchaser  pursuant to the terms of any indenture,  mortgage, deed of trust, lease, agreement or other  instrument to which  Purchaser is a party or by which it may be bound.
      4.05.   Accuracy  of   Information.   To   Purchaser's   Knowledge,   no
representation, warranty or covenant by Purchaser nor any statement, list or certificate furnished or to be furnished to Seller pursuant hereto, or in connection with the transactions contemplated hereby, contains or will contain any Materially untrue statement of fact or omits or will omit to state a Material fact necessary to make the statements contained therein not Materially misleading in the light of the circumstances under which they were made.
      4.06. Consents. Except for the agencies and departments of the states in which the Facilities are located necessary to issue licenses to operate the Facilities and authorize Medicare and Medicaid reimbursements, there are no persons whose consent is necessary in order for Purchaser to consummate the transactions contemplated by this Agreement, including, without limitation, any such persons who are:
            (a)   the parties to any  agreements  to which the Purchaser
      is a party of or by which it is bound; and
            (b)   any federal,  state or local governmental  authorities
      or  regulatory  agencies  having  jurisdiction  over the Purchaser
      (except  to  the  extent  any  licensing   and   Medicare/Medicaid
      reimbursement approval for the Facilities is necessary).
      4.07.  Survival  of  Representations,   Warranties  and  Covenants.  The
warranties, representations and covenants of the Purchaser contained in this Agreement shall be true and correct in all Material respects as of the Closing, and such representations, warranties and covenants shall survive the Closing and the consummation of the transactions contemplated by this Agreement for the period set forth in Section 13. SECTION 5. CONVEYANCES AND TITLE.
      5.01. Assignment and Bill of Sale. At Closing, conveyance of all of Seller's right, title and interest in and to the Real Property of each of the Facilities shall be effected by Seller's delivery of special warranty deeds. The Personal Property of each of the Facilities shall be conveyed by general assignment and bill of sale. Appropriate forms of such deeds and bills of sale shall have been prepared by Seller's counsel in conformity with this Agreement and submitted to Purchaser for its approval, which shall not be unreasonably withheld. Good, marketable and insurable title to the Real Property and good and marketable title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, claims, charges and encumbrances of any kind, subject only to taxes for the current year, and those other liens, claims, charges, encumbrances or objections, if any, approved in writing by Purchaser at or prior to Closing (such other liens, claims, charges, encumbrances or objections are hereinafter referred to as "Permitted Title Exceptions").
      5.02. Title Defects. If examination of title of any of the Facilities reveals any legal defect to title other than the Permitted Title Exceptions, Purchaser shall furnish Seller with a written statement thereof on or before Closing and Seller shall have the option to correct any legal defects, as set forth in Section 8.04.
      5.03. Non-Waiver of Title Objections. Notwithstanding anything stated to the contrary in this Agreement, nothing herein shall be deemed to be a waiver by Purchaser of any title objections which appear at or after Purchaser's title examination, and Purchaser shall have the right to raise any such objections and require that Seller cure the same for any of the Facilities prior to Closing as a condition of Purchaser's obligation to proceed with the Closing.
SECTION 6.  CLOSING.
      6.01. Place, Time and Date of Closing. The payments and deliveries contemplated by this Agreement (other than the post-closing payments or deliveries contemplated by this Agreement) shall be made at the offices of Nelson Mullins Riley & Scarborough, First Union Plaza, Suite 1400, 999 Peachtree Street, N.E., Atlanta, Georgia 30309 at 10:00 a.m., local time, on the earlier of June 30, 1997, or the date on which the escrow conditions, are satisfied under the Escrow Agreement, if required pursuant to Section 6.04, or at such other place, time and date as Purchaser and Seller shall agree. The date on which the last of such payments and deliveries occurs is the "Closing Date", and such payments and deliveries constitute the "Closing." The Closing shall not be deemed to have occurred unless and until all of the conditions set forth in this Agreement have been satisfied (or appropriately waived); and none of such actions shall be deemed to have been taken unless and until all of them have been taken (or the requirement that they be taken appropriately waived); provided, however, that if all such actions are taken (or appropriately waived), then the Closing shall be effective on the Closing Date. Failure to close the transactions contemplated by this Agreement on the date specified in the first sentence of this Section 6.01 shall not in and of itself constitute a reason for a party to terminate this Agreement, termination being governed by Section 9 of this Agreement, and so long as this Agreement is not so terminated, the parties shall continue in good faith to undertake to consummate the transactions contemplated in this Agreement as soon as practicable.
      6.02. Conveyance of Property Free and Clear of Liens. At the Closing hereunder, all of Seller's right, title and interest in and to the Real Property and Personal Property and the Facilities shall be conveyed free and clear of all liens, encumbrances, restrictions, assessments (including, without limitation, any assessments payable in installments, all of which installments have not been paid), encroachments, and easements, except those set out in the Permitted Title Exceptions and to which Purchaser has consented. Subject to the Permitted Title Exceptions, Seller shall have satisfied and canceled of record all such aforesaid assessments, liens and other encumbrances against said Real Property and Personal Property, including, without limitation, any mortgage, indenture, security agreement, or deed to secure debt outstanding on any portion of such Real Property and Personal Property.

      6.03.  Deliveries  by  Seller.  Seller  hereby  agrees  to,  and  shall, deliver or cause to be delivered to the Purchaser at the Closing the following, each of which shall be in form and substance reasonably satisfactory to the Purchaser:

            (a) Possession. Possession and occupancy of each of the Facilities subject only to any Permitted Title Exceptions;
            (b) Deeds. Special Warranty Deeds for each of the Facilities conveying title to the Real Property to Purchaser, duly witnessed and attested for recording in the states in which the Facilities are located, free and clear of all liens, restrictions and encumbrances other than the Permitted Title Exceptions;
            (c) Title Binder; Survey. A title insurance policy for each of the Facilities (or marked title policy commitment) issued by a reputable title insurance company in an amount not less than the portion of the Purchase Price allocated to the Real Property with the costs of such insurance to be borne 50% each by Seller and Purchaser, and a survey of the Land on which each of the Facilities is located with the costs of such surveys to be borne 50% each by Purchaser and Seller;

            (d) Environmental Reports; Engineering Reports. Environmental reports for each of the Facilities with the costs of such reports to be borne fully by Seller, and engineering reports for each of the Facilities with the costs of such reports to be borne fully by Seller.

            (e)   Assignment  of Patient  Contracts.  An  assignment  of
      all  patient  contracts,  the  originals  of such  contracts,  all advance payments held by Seller, and all patient property or patients' funds held by Seller and complete accounting of same for each of the Facilities;
            (f)   Assignment   of    Warranties,    Guarantees    and
      Indemnities. For each of the Facilities, an assignment of any unexpired warranties, guarantees and indemnities now in effect with respect to any part of the Real Property or Personal Property and/or any of the mechanical systems in same;
            (g) Assignment of Service Contracts. For each of the Facilities, an assignment of all service contracts not terminated prior to Closing;
            (h) Bill of Sale. For each of the Facilities, a Limited Warranty Bill of Sale for all of Seller's right, title and interest in and to the Personal Property and fixtures located in each of the Facilities, including those items described in Exhibits "C-1" and "C-2";
            (i)   Other    Instruments.    Such   other    endorsements,
      assignments and instruments of transfer and conveyance as may be necessary to vest in the Purchaser good and marketable title to the assets and businesses to be sold hereunder and as shall be reasonably requested by Purchaser;

            (j) Paid Tax Bill. A copy of the most recently paid real estate tax bills for each of the Facilities;

            (k) Certificates Regarding Mechanics' Liens and Other Matters. For each of the Facilities, certificates or affidavits of Seller in form and substance reasonably satisfactory to Purchaser regarding the status of mechanic's liens, Seller's right to possession of each of the Facilities, the authority and power of the Seller to complete the transactions provided for herein, and the accuracy of Seller's representations, and warranties and covenants contained herein;
            (l)   Certificate  Regarding  Absence of  Changes.  For each
      of the Facilities, certificate or affidavit of Seller in form and substance reasonably satisfactory to Purchaser that there have been no Material  changes made to any of the Facilities  since the date of this Agreement;
            (m)   Patient List.  For each of the  Facilities,  a patient
      list, certified as true and accurate by Seller as of the date of Closing, setting forth the same information as set forth on
      Exhibit "F-1" and "F-2";
            (n) Title Insurance Company Documents. For each of the Facilities, such documents and instruments as may be reasonably required by Purchaser or its title insurer to carry out the intent of the parties to this Agreement;
            (o)   Admission  Agreements:  Employee  Benefits.  For  each
      of the Facilities,  the lists and payments required by Sections 14 and 15 hereof;
            (p)   Patient  Records.  For  each  of the  Facilities,  the
      patient records and property described in Section 16 hereof;
            (q) Repair Records. For each of the Facilities, all painting, repair and maintenance records available to Seller;
            (r)   Plans   and   Specifications.    For   each   of   the
      Facilities,  the plans and  specifications  pursuant to which each of the  Facilities  was  constructed,  if same  are  available  to
      Seller;
            (s)   As-Built   Surveys.   The  most   current   "as-built"
      surveys of the Facilities, if available;
            (t)   Trade Name  Assignments.  An  assignment  of the trade
      names used by each of the Facilities; and
            (u)   Compliance  at  Closing  with  Facilities   Laws.  The
      representation  made by Seller in  Section  3.13  hereof  shall be true and correct in all  Material  respects as of the Closing Date for each of the Facilities.
      Purchaser may waive delivery of any one or all of the foregoing.
      6.04. Escrow Closing for Regulatory Delay and Other Conditions. If, prior to the Closing Date, Purchaser has not received all approvals required by any federal, state or local regulatory agency or authority with respect to the transactions contemplated by this Agreement, or if other conditions of Closing have not been satisfied or waived in writing on or before such Closing Date, Purchaser and Seller shall have the option to close the purchase in escrow with a mutually acceptable escrow agent and pursuant to an escrow agreement reasonably acceptable to Purchaser and Seller.
      6.05. Prorations. For each of the Facilities, the following items shall be adjusted on a pro rata basis between Seller and Purchaser at the time of the Closing or after the Closing as agreed upon by Purchaser and
Seller:
            (a)   Real estate and  personal  property  ad valorem  taxes
      for the 12 month period  succeeding  the  applicable  tax bill due date;
            (b)  Charges  for  electricity,  gas,  water  and  sewer  and  other utilities to be based on projections from most recent invoices or on recent meter readings;
            (c) All prepayments made under the service contracts and other agreements accepted by Purchaser pursuant to the foregoing provisions of this Agreement;
            (d)   Prepaid  patient  charges  referenced  in  Section  16
      hereof; and
            (e)   Employee payroll in accordance with Section 15 hereof.
      6.06. Security Deposits, Patient Property and Patient Funds. For each of the Facilities, all security deposits, patient property and patient funds held by Seller shall be turned over to the Purchaser at the Closing, together with evidence reasonably satisfactory in form to Purchaser of Seller's compliance with all applicable laws with respect to the collection and maintenance of such security deposits, property and funds; Purchaser shall execute a receipt therefor. Seller shall deliver to Purchaser a list of all such security deposits and patient property and make available the ledger of patient funds as provided in Section 3.02 hereof. Seller agrees to assist in any audit of such deposits, property and funds. Seller and Purchaser hereby agree to reimburse and indemnify and hold free and harmless the other party from any and all liability in connection with any loss of deposits, patient property and patient funds incurred by the other party's failure to comply with applicable laws or properly to handle and account for same.
      6.07. Conditions Precedent to Obligations of Purchaser. All of Purchaser's obligations to make the deliveries and payments contemplated by Section 6 of this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which Purchaser may waive in whole or in part (and at or prior to the Closing, Purchaser may request an affidavit or a certificate of the president of the general partner of Seller or such other evidence as Purchaser reasonably requests concerning the fulfillment of the following conditions):
            (a) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Seller contained in this Agreement shall be true and correct in all Material respects as of the date when made and Seller shall have performed and complied with all Material obligations, covenants and agreements with which Seller is required by this Agreement to perform or comply on or before the Closing.
            (b) Deliveries. The delivery to Purchaser of those items listed in this Section 6.03 in form and substance reasonably satisfactory to Purchaser.
            (c) Governmental Consents Obtained or Requirements Satisfied. All authorizations, consents and approvals of any governmental or public unit, agency, body, authority or governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained, and shall be in full force and effect, including any required consents; provided, however, that Purchaser and Seller agree to apply promptly for any licenses which have not been obtained as of the date of this Agreement. Without limiting the foregoing, the Purchaser and the Seller shall have filed, or will file, with the appropriate agencies of the states in which the Facilities are located or subdivisions thereof, as applicable, for all approvals necessary to permit the transfer of Seller's right, title and interest in and to each of the Facilities and the continued operation of each of the Facilities as a nursing care facility under the applicable laws of the states in which the Facilities are located. Purchaser shall send Seller copies of all correspondence related to such applications and notices and Purchaser shall use reasonable dispatch and make all reasonable efforts in support of gaining such approvals. Seller shall have responsibility for providing to Purchaser any information reasonably required by Purchaser and to otherwise cooperate with Purchaser, as reasonably requested, to gain such approvals.
            (d) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Closing Date, to enjoin, restrain, delay, prohibit or obtain Material damages (i) with respect to, or which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement or
      (ii) which, in the reasonable judgment of the Purchaser, would have a Materially adverse effect on the business or financial condition of each of the Facilities.
            (e) Consents and Releases Received. Except as provided in Subsection
      (c) above, all consents reasonably necessary to complete this transaction shall have been obtained by Seller and Seller shall provide evidence thereof in form and substance reasonably satisfactory to Purchaser. Except for Permitted Title Exceptions, all liens on the Real Property and Personal Property shall have been released in full and Form UCC-3's shall have been filed or delivered for filing as appropriate. Purchaser shall have received consents or agreements from all parties other than Seller that all Material contractual arrangements with Seller shall continue unaltered in all Material respects; provided, however, that such consents shall be required only if the failure to obtain such consent would, in the reasonable determination of the Purchaser, have a Material adverse effect on the business, financial condition or results of operations of any of the Facilities; provided, further, however, that none of such consents or other assurances shall be given on terms that Materially adversely affect the rights of the Seller thereunder.
            (f) Title Binder. The Purchaser shall have obtained with respect to the Real Property (including, but not limited to, the Land) a commitment for an owner's title insurance policy issued in the name of the Purchaser and its permitted successors and assigns by such title insurer as the Purchaser shall reasonably select (i) insuring the title to such real properties (in a total aggregate amount equal to the Purchase Price allocated to the Real Property) at regular rates (including examination costs) as good, valid and marketable, title free and clear of all liens, encumbrances and exceptions other than those that (A) involve imperfections of title that do not, individually or in the aggregate Materially impair the marketability of the affected property, (B) involve easements, covenants, restrictions or other encumbrances that do not, individually or in the aggregate, Materially detract from the value of such property, in its current use by the Purchaser or interfere with such use of such property, or (C) the Permitted Title Exceptions and (ii) containing no survey exceptions or exclusions from coverage that indicate that the Purchaser will not be able to operate the Facilities after the Closing in the manner that it is currently being operated.
            (g) Casualty Losses. On or prior to the time of Closing, each of the Facilities shall not have sustained any loss, whether or not insured, by reason of physical damage to the Facilities caused by fire, flood, accident, explosions or other calamity which would Materially adversely affect the carrying on of its business in the normal and regular course.
            (h)   Union  Contract.   Any  union  contract  entered  into
      regarding  the  Facilities  prior to the Closing  Date shall be in form and substance reasonably satisfactory to Purchaser.
            (i) Insurance. Polices of insurance relating to each of the Facilities, in form and substance reasonably satisfactory to Purchaser, shall have been obtained by Purchaser. (Purchaser agrees to use its best efforts to obtain appropriate insurance prior to the Closing Date.)
            (j)   Financing.  Purchaser  shall have  received  financing
      from National Health Investors, Inc. ("National Health"),  subject to terms reasonably satisfactory to Purchaser.
            (k)   No Material  Adverse  Change.  During the period prior
                  ----------------------------
      to the Closing Date, no information shall have come to the attention of Purchaser reasonably indicating or suggesting that the financial  information  regarding  each of the  Facilities and
      Seller  is  incorrect  or  incomplete  in  any  Material  respect.
      Without  limiting  the  foregoing,   any   investigation   of,  or
      information obtained with respect to, Seller or any of the Facilities by Purchaser, or any exhibit or schedule or any supplement hereto or any other document delivered to Purchaser in connection with this Agreement, shall not have revealed any facts or circumstances  which, in the reasonable  judgment of Purchaser, reflect in a Materially  adverse way on the  financial  condition, assets, liabilities (absolute, accrued or contingent), reserves, business or operations of any of the Facilities.
      6.08.  Cost of  Recording.  Seller shall pay the cost of  recording  any
             ------------------
deed and any documentary stamps, transfer tax, or other similar tax.
      6.09. Deliveries by Purchaser. Purchaser hereby agrees to, and shall, deliver and pay or to cause to be delivered and paid to Seller the following, each of which shall be in form or substance reasonably satisfactory to Seller:
            (a)   Purchase  Price.  The  Purchase  Price as set forth in
      Section 2.01 hereof.
            (b)   Other Documents.  Such other  documents,  certificates
      and opinions as the Seller may  reasonably  and timely  request in order to document more effectively the  transactions  contemplated by this  Agreement or to evidence the compliance by Purchaser with any condition of this Agreement.
      6.10. Conditions Precedent to Obligations of Seller. All of the obligations of Seller to make the deliveries contemplated by this Section 6 are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which Seller may waive in whole or in part (and at or prior to the Closing, Seller may request an affidavit or a certificate of Purchaser or such other evidence as it reasonably requests concerning the fulfillment of the following conditions):
            (a) Accuracy of Representations, Warranties and Covenants. The representations and warranties of Purchaser in this Agreement shall be true and correct in all Material respects as of the date when made and Purchaser shall have performed or complied with all Material obligations, covenants and agreements with which Purchaser is required by this Agreement to perform or comply on or before the Closing.
            (b) Consents Obtained or Requirements Satisfied. All authorizations, consents and approvals of any third party, including without limitation any governmental or public unit, agency, body, authority or other governmental or public official or entity necessary for the valid consummation of the transactions contemplated by (and compliance with or performance under) this Agreement shall have been obtained, and shall be in full force and effect; provided, however, that Purchaser and Seller agree to apply promptly for any licenses which have not been obtained as of the date of this Agreement. Purchaser and Seller shall have filed or be in the process of filing documents necessary to obtain from the appropriate agencies of the states in which the Facilities are located or subdivisions thereof, as applicable, all approvals necessary to permit a transfer of the Facilities under the applicable laws of the states in which the Facilities are located.
            (c)   Purchase  Price.  Purchaser  shall have  delivered  to
      Seller the Purchase Price in the manner  described in Section 6.09 hereof.
            (d) Deliveries. The Purchaser shall have delivered to Seller those other items listed in Section 6.09 hereof, in form and substance reasonably satisfactory to Seller.
            (e) Financing. Purchaser shall have received financing from National Health, subject to terms reasonably satisfactory to both Purchaser and Seller.
            (f) No Challenge to Transaction. No injunction (temporary or permanent) shall have been issued against Seller or Purchaser enjoining the consummation of the transactions contemplated by this Agreement, and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed by any governmental or public unit, agency, body, authority or other governmental or public officer or entity before any court, governmental or public unit, agency, body or authority or legislative body that has not been withdrawn, dismissed, rescinded, dissolved or otherwise eliminated on or before the Closing Date, to enjoin, restrain, delay, prohibit or obtain Material damages with respect to, which is related to, or arises out of, this Agreement or the consummation of the transactions contemplated by this Agreement.
            (g) No Material Adverse Change. During the period prior to the Closing Date, no information shall have come to the attention of Seller indicating or suggesting that the ownership or the operation of the Facilities, in the reasonable judgment of Seller, would be illegal or would make the Facilities, in the reasonable judgment of Seller, ineligible for Medicare or Medicaid reimbursement if owned by Purchaser.
SECTION 7.  CONDEMNATION, RISK OF LOSS.
      7.01. Condemnation. In the event of the imminent threat or institution of any proceedings, judicial, administrative or otherwise, which shall relate to the proposed taking of any substantial portion of any of the Facilities by eminent domain prior to Closing, Purchaser shall have the right and option to terminate this Agreement at any time prior to Closing by giving the Seller written notice to such effect. Seller hereby agrees to furnish Purchaser written notification with respect to such events of taking within three (3) days from Seller's receipt of any notification of such events. If Purchaser should decide to terminate this Agreement as provided above, the parties hereto shall be released from their respective obligations and liabilities hereunder. As used herein, a "substantial portion" of a facilities shall be deemed to include without limitation (i) five (5%) percent or greater of the number of patient rooms or licensed beds at the facilities, (ii) a taking which would close any one entrance or exit of the facilities, or (iii) a taking which would cause a loss of future gross revenues in an amount greater than ten (10%) percent of the Facility's most recent annual gross revenues or which would cause a closing of the operations of the facilities.
      In the event Purchaser does not elect to terminate this Agreement because of such taking, at the Closing hereof, Seller shall assign to Purchaser all its right, title and interest in and to any proceeds arising out of such taking.
      7.02. Risk of Loss. Risk of loss with respect to each of the Facilities is assumed by Seller until Closing. In the event that a Facility is substantially damaged by fire or other casualty prior to the Closing, Purchaser, at its option, may:
            (a) Elect to terminate this Agreement upon giving written notice of such termination to Seller, whereupon the parties hereto shall be released from their respective obligations hereunder, or
            (b) Elect to close the sale, whereupon Purchaser shall be entitled to and shall receive an assignment of the proceeds of any insurance due to Seller with respect to such fire or other casualty. Aggregate damage of $100,000 or more shall be deemed substantial for a
Facility, without excluding other damage that may be substantial.
      In the event that the Closing occurs, unless the damages are repaired in full by Seller prior to Closing, Purchaser shall be entitled to receive an assignment  of the  proceeds  of any  insurance  due to Seller  (but only to the extent of proceeds in excess of the amounts expended by Seller on any repairs related to damage for which such proceeds are due to Seller) with respect to fire or other casualty losses occurring between the date of this Agreement and the Closing Date, notwithstanding the fact that such losses are not deemed substantial. SECTION 8. INSPECTION.
      8.01. Right to Inspect. The Purchaser, or its agents, has had the right to inspect the physical condition, environmental condition, structural competency and good working order of each of the Facilities (including, without limitation, the heating, air conditioning, sewer, plumbing, antenna and electrical systems contained therein) prior to Closing. At Closing Purchaser agrees to accept the Facilities in their "as is" condition, subject however, to the Purchaser's rights with respect to the deferred maintenance items as set forth in Section 3.08.
      8.02. Environmental Audits; Surveys. Commencing upon the date of this Agreement and extending through Closing hereunder, Purchaser has had the right to enter the Facilities personally or through agents, employees and contractors for the purpose of making boundary line and topographical surveys of same, making soil tests thereof and in general making tests, analyses and investigations of the Facilities.
      8.03. Inspection of Records. Prior to Closing, all leases, books or records of Seller pertaining to each of the Facilities may be inspected by Purchaser at the Facilities, and Purchaser shall be supplied with copies thereof by Seller upon request.
      8.04. Seller's Options. Pursuant to Purchaser's right to inspect each of the Facilities as provided in Section 8.01, hereof, Purchaser shall endeavor to furnish Seller with a written list of all defects in environmental condition, physical condition, structural competency or good working order which Purchaser discovers prior to the Closing Date with respect to each of the Facilities; provided, however, such defects shall not include the deferred maintenance items as set forth in Section 3.08. Prior to Closing, Seller shall notify Purchaser in writing with respect to each of the Facilities that (i) Seller shall and does thereby agree to correct or cause to be corrected all such defects prior to the Closing, (ii) instead of correcting or causing to be corrected all such defects, Seller shall and does thereby agree to credit Purchaser at Closing with respect to the affected Facility by a specified amount, itemizing how much of that amount is applicable to each defect, or (iii) Seller shall and does thereby agree to correct or cause to be corrected only certain specified defects prior to Closing, or shall credit Purchaser at Closing by a specified amount with respect to only certain itemized defects, or both. Seller's failure timely to give Purchaser such written notice by the Closing Date shall be deemed to be and shall constitute Seller's notice as provided in (ii) above. In the event Seller notifies Purchaser that Seller shall not correct or cause to be corrected such defects prior to the Closing under the provisions above, Purchaser may, at its option, after receiving such notice, terminate this Agreement and be entitled to have any earnest money or other deposits, if any, returned to Purchaser, whereupon this Agreement shall be of no further force or effect and neither of the parties hereto shall have any liability or obligations each to the other. If Seller agrees to cure such defects prior to Closing or if Seller informs Purchaser that Seller shall not correct or cause to be corrected such defects prior to Closing under the provisions of (ii) or (iii) above, and Purchaser does not terminate this Agreement prior to Closing, then prior to Closing, Seller must correct or cause to be corrected such defects or credit Purchaser at Closing, or both, and Purchaser's notification with respect to such list of defects shall become part of this Agreement without any further action by the parties hereto. Seller's obligations hereunder to correct or cause to be corrected any defects shall survive the Closing as provided in Section 13 hereof.
      8.05. Terms and Conditions of Inspections. Any inspections conducted pursuant to this Section 8 shall be at any time subject to the following terms and conditions:
            (a)   Seller shall have received  reasonable  advance notice
      thereof;
            (b) No such inspection shall interfere with the normal day-to-day operation of each of the Facilities; and
            (c) No due diligence objection to Closing shall be raised by Purchaser after the Closing Date (unless otherwise agreed in the Escrow Agreement).
SECTION 9.  TERMINATION.
      9.01. Circumstances of Termination. This Agreement may be terminated with respect to the Facilities in the following circumstances:
            (a) The conditions to the Agreement in Section 5 and Section 8 are not satisfied or the termination circumstances as set forth in Sections 7.01, 7.02 and 13 occur.
            (b) The Closing begins or would otherwise occur and Purchaser is not obligated to close pursuant to Section 6.07 or Seller is not obligated to close pursuant to Section 6.10.
            (c) Seller  determines,  in its sole  discretion,  to  exercise  its termination option and pays to Purchaser, the reasonable amount of its actual costs incurred in the transaction to the date of the termination, plus $6,000, which sums shall be paid to Purchaser as a termination fee in lieu of damages or any other sums and as Purchaser's sole remedy with respect to such termination; provided, however, such sums shall not exceed $10,000 for each of the Facilities. 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall be deemed thenceforth null and void and no party hereto shall have any obligation or liability by reason of this Agreement except as specifically provided herein.
      9.03. Damages Upon Termination. If Purchaser fails to tender the Purchase Price to Seller at the Closing or fails to perform as required herein or Seller fails to perform as required herein, then either party may exercise any rights or remedies available to it under law or at equity, including, without limitation, specific performance and such rights or remedies may be exercised by either party concurrently or in such order as such party may elect.
SECTION 10.  BROKER'S COMMISSION.
      Each of Purchaser and Seller respectfully warrants that there are no brokers, finders or other consultants acting on behalf of, or at the request of, Purchaser or Seller in this transaction. Seller shall indemnify and hold Purchaser harmless from and against the claims of all persons or entities who claim commissions through Seller for real estate brokerage fees or commissions or any other fees arising out of the sale and purchase of all of Seller's right, title and interest in or to the Facilities or the transactions contemplated hereby. Purchaser shall indemnify and hold Seller harmless from and against the claims of all persons or entities who claim commissions through Purchaser for real estate brokerage fees or commissions or any other fees arising out of the purchase or sale of all of Seller's right, title and interest in or to the Facilities or the transactions contemplated hereby. SECTION 11. ASSIGNMENT AND APPROVAL.
      Seller and Purchaser shall not assign their rights hereunder or any part thereof to any person, firm, limited partnership or corporation, including a corporation to be formed hereafter, or other entity, without the prior written consent of the other party. SECTION 12. NOTICES.
      All notices, demands or requests provided for or permitted to be given pursuant to this Agreement must be in writing. If not otherwise provided hereunder, all notices, demands or requests to be sent to any party hereto, or any assignee or any party, shall be deemed to have been properly given or served by delivering same personally to each party or by sending same by telecopy (receipt confirmed) or overnight delivery addressed to such party at the following addresses or telecopy number:
      To Seller:              Consolidated Resources Health Care Fund IV
                              Attn: Alan C. Dahl
                          400 Perimeter Center Terrace
                              Suite 650
                             Atlanta, Georgia 30346
                         Telecopy Number: (770) 395-9776

      With a copy to:         Nelson Mullins Riley & Scarborough
                              999 Peachtree Street, N.E.
                              First Union Plaza
                              Suite 1400
                              Atlanta, Georgia  30309
                              Attention:  Paul A. Quiros
                              Telecopy Number:  (404) 817-6050

      To Purchaser:           Midwest Nursing Home Investors, L.L.C.
                              Roland A. Belanger, Esq.
                              Suite 1100 West
                              5001 Spring Valley Road
                              Dallas, Texas  75244
                              Telecopy Number:  (972) 419-4098

SECTION 13.  MISCELLANEOUS.
      This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns. Subject to the terms and conditions of
Section 22 of this Agreement, all warranties and representations and all terms and conditions of this Agreement not performed at Closing shall survive the Closing for a period of six (6) months hereunder and shall not be merged into the Deeds from Seller to Purchaser or any other instruments executed or delivered at Closing. If all or any portion of any of the provisions of this Agreement shall be declared invalid by laws applicable thereto, then the performance of such offending provision shall be excused by the parties hereto; provided, however, that, if the performance of such excused provision Materially affects any aspect of this transaction, then the party for whose benefit such excused provision was inserted in this Agreement shall have the right, exercisable by written notice given to the other party within ten (10) days after such provision is so declared invalid, to terminate this Agreement; whereupon this Agreement shall be null and void. The titles or captions of the provisions of this Agreement are merely descriptive and are not representations of matters included in or excluded from such provisions. This Agreement and the agreements contemplated herein constitute the sole and entire agreement between the parties hereto, and no modification hereof shall be binding unless set forth in writing, signed by all parties and attached hereto. To the extent possible, this Agreement shall be construed under and governed by the laws of the State of Georgia. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders. SECTION 14. ASSUMPTION OF SELLER'S OBLIGATIONS TO THIRD PARTIES.
      Purchaser shall assume the obligations of Seller to provide future care at each of the Facilities after the Closing to all current patients under any admission agreements or other contracts relating to patients. Any prepayments by patients for services to be rendered shall be prorated as of the Closing Date. In addition Purchaser shall assume the obligation to pay all accounts payable incurred in the ordinary course of the Facilities' business operations, to the extent such accounts payable have been incurred by CHMC on Seller's behalf and to the extent disclosed to Purchaser in writing and attached (or to be attached) hereto as Schedule 14, subject, however, to the limitations set forth in Sections 3.23 (describing Seller's duty to pay certain items, if any, on or before Closing). SECTION 15. SELLER'S OBLIGATION WITH RESPECT TO EMPLOYEES.
      For each of the Facilities, Seller shall prepare and file all returns required for state and federal taxes which are due on or before the Closing Date, including but not limited to unemployment, social security and withholding taxes. Seller shall pay to Purchaser (by means of a credit to Purchaser of amounts owed to Seller) the amount for all current wages payable to employees through the Closing Date and taxes with respect thereto, and shall pay all amounts necessary to discharge any and all accrued and/or earned fringe benefits including, without limitation, vacation, pay or sick leave, retirement benefits and disability benefits to which employees may be entitled as of the Closing Date. At Closing, Seller shall deliver to Purchaser a list of any and all such amounts due employees certified by a responsible officer of Seller. SECTION 16. PATIENT RECORDS AND PATIENT FUNDS.
      At Closing, Seller shall deliver to Purchaser all patient records with respect to the business conducted in connection with each of the Facilities, which records Purchaser shall maintain and make reasonably available to Seller for three (3) years after the Closing Date, and Seller shall provide Purchaser with an updated accounting of all patient funds and other property of patients held by Seller as set forth on Exhibit "F" and shall deliver such funds and other property to Purchaser at Closing. SECTION 17. LIABILITIES.
      Except as specifically provided in this Agreement, Purchaser shall assume no liabilities of any kind or nature of Seller or any liabilities of any kind or nature arising out of the business conducted with respect to each of the Facilities prior to the Closing Date.
      Seller shall be responsible for satisfying the creditors and trade suppliers of each of the Facilities in accordance with Section 3.23 hereof. Seller shall indemnify and hold Purchaser harmless from and against any and all cost, loss, damage or liability which Purchaser may incur as a result of any "employment loss" as used in the Worker Adjustment and Retraining Notification Act of 1988 at the Facilities occurring on or after the Closing Date as a result of the transactions contemplated hereby. SECTION 18. ACCOUNTS RECEIVABLE. Accounts receivable arising from the performance of patient services at the Facilities prior to the Closing Date, including Seller's right to receive payment or reimbursement for such services from government agencies or otherwise, are included in the Facility Assets to be transferred pursuant to this Agreement. Accordingly, proceeds received by Seller or by Purchaser or its manager on behalf of Seller in respect of such accounts receivable or rights of payment or reimbursement shall be remitted to or received by Purchaser for its account. SECTION 19. TRANSFER OF THE TRADE NAMES.

      At Closing Seller shall assign any and all of its interests in the trade names used by each of the Facilities to Purchaser.
SECTION 20.  CASH AND CASH EQUIVALENTS.
      Cash and cash equivalents for any of the Facilities are not included in the Facilities Assets and shall not be transferred at Closing. Deposits held by lenders and others are not included in Facility Assets and shall not be transferred at Closing.
SECTION 21.  DELIVERY.
      To the extent Seller is obligated to deliver records or other items to Purchaser at Closing and such items would be cumbersome or unreasonable to remove from the Facilities, such delivery may be made at each of the Facilities, regardless of the location of the remainder of the Closing.
SECTION 22.  INDEMNIFICATION BY SELLER AFTER CLOSING.
      22.01. Indemnification. If the transactions contemplated in this Agreement are completed and closed and this Agreement is not terminated, Seller and Purchaser shall indemnify and hold harmless each other against any loss, damage, liability or expense (including without limitation legal and other fees) incurred or sustained by that party as a result of or attributable to any Material misrepresentation or Material breach of any covenant, warranty or representation given or made by the other party and against any loss, damage, liability or expense (including without limitation legal and other fees) which would not have been incurred or sustained by that party if such covenants, representations and warranties had been true and correct in all Material respects. Seller shall indemnify and hold harmless Purchaser against any claim by any governmental entity for Medicare or Medicaid overpayment made by such governmental entity prior to Closing for any of the Facilities or for recapture of depreciation resulting from the sale of the Personal Property or other change giving rise to such recapture.
      22.02. Tax Indemnification. Without limiting the requirements of the foregoing Section 22.01, Seller will promptly indemnify and hold harmless Purchaser against any and all liability for or with respect to taxes for any taxable period ending on or before the Closing Date that is asserted or assessed against any of the Facilities. Notwithstanding anything in this Section 22 to the contrary, any indemnity payable by Seller to Purchaser pursuant to the foregoing sentence shall be paid within (i) ten (10) days after Purchaser's request therefor or (ii) ten (10) days prior to the date on which the liability upon which the indemnity is based is required to be satisfied by Purchaser or the Facilities.
      22.03.   Limitations.   The   foregoing  is  subject  to  the  following
limitations:
            (a) Each party shall promptly notify the other parties of any action, claim, loss or potential action, claim or loss, in regard to which action, claim or loss that party shall seek or may seek indemnification pursuant to this Section 22, and in any event within thirty (30) days or such shorter period as may be necessary to avoid a default thereof after that party has actual knowledge of such action, claim or loss or potential action, claim or loss, and, at such time, that party shall tender and permit the other party to defend, at such other party's expense, any such action, claim or loss.
            (b) Claims under this Section 22, must be asserted within the following time periods after the Closing Date:
            Material   misrepresentation   or  Material  breach  of  any
      covenant, warranty or representations - 6 months;
            Any claim by any governmental entity for Medicare or Medicaid overpayment made by such governmental entity prior to Closing - 5 years;
            Recapture of depreciation resulting from the sale of the Personal Property or other change giving rise to such recapture - 5 years;
            Tax indemnification - later of 5 years or running of applicable statute of limitations. It is understood and agreed that any such claim may be validly asserted by Purchaser or Seller during the applicable period if a claim has been asserted or threatened during such period which could result in a loss, liability, damage, cost or expense for which the Seller or Purchaser would be liable pursuant to this Section 22; and
            (c) Neither Seller nor Purchaser shall have rights as to any claim pursuant to this Section 22 in the event this Agreement is terminated prior to the consummation of the purchase and sale contemplated in this Agreement.
SECTION 23.  EXHIBITS.
      The parties shall have until Closing, to agree upon all information to be filed as a part of the Exhibits to this Agreement. Failure of the parties to so reasonably agree within such period shall entitle either party to terminate this Agreement by giving written notice to such effect at Closing.
SECTION 24.  REMEDIES NOT LIMITED TO REAL AND PERSONAL
               PROPERTY.

      The parties shall have all legal and equitable remedies available to them for breach of this Agreement and shall not be limited to recovery from Facility Assets or proceeds therefrom.
      IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the day and year first hereinabove written.

"SELLER"

CONSOLIDATED RESOURCES HEALTH
CARE FUND IV

By:   WelCare Service Corporation-IV
      Managing General Partner


      By:____________________________________

      Its: __________________________________

                      [SIGNATURES CONTINUED ON NEXT PAGE]


"PURCHASER"

MIDWEST NURSING HOME INVESTORS, L.L.C.

By:   Midwest Nursing Home Management, Inc.
      Managing Member



      By:____________________________________

      Its:___________________________________

STATE OF GEORGIA  ss.
                        ss.
COUNTY OF FULTON  ss.


      BEFORE me, ____________________, the undersigned officer, personally appeared ____________, who acknowledged himself to be ______________ of WelCare Service Corporation-IV, the managing general partner of CONSOLIDATED RESOURCES HEALTH CARE FUND IV, and who, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as managing general partner by himself as
----------------.

      WITNESS my hand and seal at Atlanta, Georgia, this ____ day of June, 1997.


                                    --------------------------------------
                                                Notary Public

My Commission Expires:

---------------------

STATE OF _______        ss.
                        ss.
COUNTY OF ______  ss.


      BEFORE me, ____________________, the undersigned officer, personally appeared ROLAND A. BELANGER, who acknowledged himself to be president of MIDWEST NURSING HOME MANAGEMENT, INC., the managing member of MIDWEST NURSING HOME INVESTORS, L.L.C. (the "LLC"), and who, being authorized so to do, executed the foregoing instrument on behalf of the LLC for the purposes therein contained, by signing the name of the corporation as manager by himself as its president.

      WITNESS my hand and seal at _______, ________, this ____ day of _____, 1997.


                                    --------------------------------------
                                                Notary Public

My Commission Expires:

---------------------

                                 EXHIBIT INDEX

Certain exhibits to the purchase and sale agreement have been omitted. A list of the exhibits follows:

Exhibit "A"       DESCRIPTION OF FACILITIES
Exhibit "B-1"     REAL PROPERTY DESCRIPTION - EMPORIA
Exhibit "B-2"     REAL PROPERTY DESCRIPTION - HOISINGTON
Exhibit "C-1"     PERSONAL PROPERTY INCLUDED IN SALE - EMPORIA
Exhibit "C-2"     PERSONAL PROPERTY INCLUDED IN SALE - HOISINGTON
Exhibit "D-1"     PURCHASE PRICE ALLOCATIONS - EMPORIA
Exhibit "D-2"     PURCHASE PRICE ALLOCATIONS - HOISINGTON
Exhibit "E"       SCHEDULE OF DEFICIENCIES IN THE CONDITION OF THE
                  FACILITIES
Exhibit "F-1"     PATIENT SCHEDULES - EMPORIA
Exhibit "F-2"     PATIENT SCHEDULES - HOISINGTON
Exhibit "G"       FACILITIES FINANCIAL STATEMENTS
Exhibit "H-1"     CHANGES IN FINANCIAL CONDITION - EMPORIA
Exhibit "H-2"     CHANGES IN FINANCIAL CONDITION - HOISINGTON
Exhibit "I"       LIST OF SELLER'S CONTRACTS AND AGREEMENTS
Exhibit "J"       LIST OF EXCEPTIONS
Exhibit "K"       PAYROLL INFORMATION
Exhibit "L"       EMPLOYEE COMPENSATION
Exhibit "M"       REAL ESTATE TAXES
Schedule 14       ASSUMPTION OF SELLER'S OBLIGATIONS

                                  Exhibit "A"

                              List of Facilities


Emporia Rehabilitation Center

Hoisington Rehabilitation Center f/k/a Heritage Manor of Hoisington